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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of the earliest event reported): January 31, 2006

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                          PRIMEDEX HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           New York                      0-19019                  13-3326724
(State or other jurisdiction of        (Commission              (IRS Employer
incorporation or organization)         File Number)          Identification No.)

                               1510 Cotner Avenue
                          Los Angeles, California 90025
               (Address of principal executive offices) (Zip Code)

                                 (310) 478-7808
              (Registrant's telephone number, including area code)

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 31, 2006, we executed an agreement with an institutional lender to which such lender provided us with a commitment for a $160 million senior secured credit facility to be used to refinance all of our existing indebtedness (except for $16.1 million of outstanding subordinated debentures and $6.1 million of capital lease obligations). The commitment provides for a $15 million five year revolving credit facility, an $85 million term loan due in five years and a $60 million second lien term loan due in six years. The loans are subject to acceleration on February 28, 2008, unless we have made arrangements to discharge or extend our outstanding subordinated debentures by that date. The loans are essentially payable interest only monthly at varying rates yet to be finalized to be based upon market conditions.

         Finalization of the credit facility is subject to customary conditions, including legal due diligence and final documentation which is scheduled for completion on or about March 7, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 31, 2006                      PRIMEDEX HEALTH SYSTEMS, INC.

                                             By: /s/ Howard G. Berger, M.D.
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                                                 Howard G. Berger, M.D.
                                                 President

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